Exhibit (2)(j) to Form N-2

                                CUSTODY SERVICES
                           CUSTODY ACCOUNT AGREEMENT


                                  JSD 1870071
                ----------------------------------------------
                ACCOUNT NUMBER


                BMO Partners Fund LP
                (investment company registered under
                Investment Company Act of 1940)
                ----------------------------------------------
                ACCOUNT NAME



                                 April 2000
                ----------------------------------------------
                DATE


                / /  INDIVIDUAL

                / / JOINT (with Right of Survivorship; payable to any of the undersigned or the survivor of them)

                / /  CORPORATION

                /x/  PARTNERSHIP

                / /  FIDUCIARY

                        Custody Account Agreement

The undersigned hereby requests and authorizes The Chase Manhattan Bank (hereafter sometimes called "you") to establish a Custody Account (the "Account") for the purpose of holding or disposing of any property (hereinafter referred to as the "Property") received by The Chase Manhattan Bank for the undersigned subject to the instructions set forth herein.

1.  Use Of Depositories

You may provide safekeeping of the Property according to your operational procedures in effect from time to time and are not responsible for retaining serial number identification of any securities held for the Account. You may deposit all or any part of the Property with any centralized securities depository system ("SDS") or subcustodian which you may select. All stocks and other securities in registered form held in the Account are to be registered in the name of your nominee or a nominee of the relevant SDS or subcustodian. If this is an Individual or Joint Account, you are authorized to execute instruments required for the transfer of securities registered in the name of the undersigned into good negotiable form.

2.  Transactions

You are authorized:
(a) To receive property/investments in the Account against payment or free against receipt as instructed by or on behalf of the undersigned;

(b) To deliver property/investments from the Account against payment or free against receipt as instructed by or on behalf of the undersigned;

(c) To receive all interest, dividends and other income payable on investments in the Account and to credit such interest, dividends and other income as is designed herein;

(d) To credit all proceeds received from sales and redemptions and to debit all costs and expenses of purchases as is designated herein;

(e) To present obligations (including coupons) for payment upon maturity, when called for redemption and when income payments are due;

(f) To exchange securities for other securities where the exchange is purely ministerial;

(g) To purchase and sell investments for the Account on instructions of the undersigned;




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

(h) To convert any currency received with respect to investments in the Account into another currency whenever it is practical or necessary to do so through customary banking channels; and

(i) To enter into spot or forward transactions for the purchase and/or sale of currencies for the Account in connection with or in anticipation of the purchase or sale of securities.

3.  Reservation Of Right

You reserve the right to refuse to accept any investment for the Account which is in a form or condition which you, in your sole discretion, determine is not compatible with the services to be performed under this Agreement.

4. Proxies and Notices Of Redemptions, Tenders, Reorganizations & Fractional Interests

You shall notify the undersigned upon receipt of notice by you of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization (i) appearing in the financial publications to which you subscribe for the purpose of monitoring the above and any official notifications from an SDS you utilize, pertaining to securities in the Account which have been registered in the name of your nominee or are being held by an SDS or subcustodian on your behalf, and (ii) requiring you to act in response thereto.

    You are directed to forward to the undersigned, and/or any other person designated by the undersigned, all proxies, annual reports and other information which requires the undersigned's action, received by you in connection with securities held in the Account, which have been registered in the name of your nominee, or are being held by any SDS or subcustodian on your behalf.

    You are authorized to sell any fractional interest resulting from a stock dividend or split. You are also authorised to sell any debt instrument having a face value of less than $1,000 or considered to be less than the minimum required for trading in the currency of the instrument.

    Should any securities of the type held by you for the undersigned be called for a partial redemption by the issuer of such securities, you are authorized in your sole discretion to allot the called portion to the respective beneficial holders in any manner deemed to be fair and equitable in your judgment.

    All solicitation fees payable to you as agent in connection herewith will be retained by you.

5.  Payment Orders

You are authorized to honor and execute funds transfer or withdrawal instructions ("Payment Orders") given to you by any of the undersigned's agents as identified in paragraph 14 of this Agreement, including Payment Orders that may create an overdraft and those that are for the benefit of any authorized representative, officer, agent or employee of the undersigned, without inquiry into the circumstances; you have the right to refuse Payment Order instructions if sufficient funds are not available in the account. Except as otherwise modified hereby, the parties intend that the transactions contemplated hereby are deemed funds transfers subject to the Uniform Commercial Code.

    Notwithstanding anything else to the contrary in this Agreement, changes to assigned agents and/or telephone numbers utilized to affirm/disaffirm Payment Orders must be provided to you by the undersigned in writing and shall not be effective until acknowledged by you. You may complete all Payment Orders based upon original standing instructions until the changes become effective.

You may terminate the arrangement concerning Payment Orders as described in this Agreement at any time without notice. The undersigned may terminate the arrangement concerning Payment Orders as described in this Agreement by providing you written notice of termination that shall become effective upon your receipt of such notice. You may complete all Payment Orders accepted on the day the termination becomes effective.

    The undersigned agrees that all Payment Orders may be verified by you pursuant to the following security procedures but agrees that you are not obligated to verify Payment Orders and may execute them without use of these verification processes:

(a) The undersigned agrees to send you written confirmation within one day following the issuance of oral or electronically transmitted Payment Order instructions. A failure to provide written confirmation, or a discrepancy between the oral or electronically transmitted order and the written confirmation, shall in no way affect the validity or enforceability of any action taken by you in reliance upon the oral or electronically transmitted Payment Order instructions. You undertake no obligation to monitor the receipt of written confirmations or detect discrepancies between the written confirmation and the oral or electronically transmitted Payment Order.

(b) If the undersigned gives verbal or electronically transmitted Payment Order instructions, you may at your discretion telephone the undersigned at one of the telephone numbers listed on page 13 or 14, at another telephone number of the undersigned as shown in your records or at such other telephone numbers as you may from time to time agree upon.

6.  Bonds with Tender Put Options Attached

The undersigned understands that your role as custodian does not include the duty to identify securities with tender put options attached or to monitor the tender and action dates for these securities.
Notwithstanding anything contained herein to the contrary, the undersigned shall have the sole responsibility for monitoring the applicable dates on which securities with put option features must be exercised. If the undersigned decides to exercise a tender put option, the undersigned agrees to provide complete written instructions including but not limited to security description, principal amount, name and address of tender agent, intent notification date and details, tender date and delivery date.

7.  Investments and Funds Held Abroad

Investments in the Custody Account shall be held in such country or other jurisdiction as shall be specified from time to time in instructions from the undersigned which are acceptable to you, provided that such country or other jurisdiction shall be one in which the principal trading market for such investments is located or in which such investments are to be acquired or presented for payment. Funds shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in instructions from the undersigned which are acceptable to you, provided that such country or other jurisdiction shall be one in which such cash is the legal currency for the payment of public or private debts.

    The undersigned authorizes you to hold cash and investments for the Custody Account in accounts which have been established by you with one of your branches or with one or more subcustodians. "Subcustodian" means a branch of another U.S. bank, a foreign bank acting as custodian or a foreign securities depository in which you participate. You shall select in your sole discretion the branch or subcustodian in the custody of which any Investment may be maintained or with which any funds may be deposited. Any entity so elected is authorized to hold such funds and investments in its account with any foreign securities depository in which it participates.

    You shall not be liable for any loss resulting from the maintenance of any investments in a foreign country, including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, or acts of God.

    Unless specifically instructed otherwise by the undersigned, all foreign currency collected in respect of such securities is, to the extent possible, to be converted into United States dollars, and in effecting such conversion you may use such methods or agencies as you may deem appropriate, including your facilities, or those of your affiliates, or foreign exchange traders at customary rates. All risks and expenses incident to such collection and conversion shall be assumed by the undersigned, and you shall have no responsibility for fluctuation in exchange rates affecting any such conversion.

8.  Withholding Taxes

It is acknowledged that, if any of the undersigned is neither a citizen nor a resident of the United States, income paid on some assets held by you may be subject to U.S. withholding tax, and that you are required by law to deduct applicable U.S. withholding taxes from such income. You are also hereby advised that the proceeds of any sale of a security to the issuer hereof in the context of a self-tender offer do not constitute dividends and you are hereby requested not to withhold taxes payable to the United States with respect to such proceeds. The undersigned agree(s) to indemnify you for any assessed withholding taxes imposed on you by the Internal Revenue Service with respect to any payments made in connection with, rising out of, or in any way related to this Agreement, as well as any interest related thereto.

    You shall have no obligation to seek a refund of any taxes withheld against any dividends or interest paid on any investment in the Account unless the undersigned provides you with all documents that you may reasonably require for that purpose.

9.   Crediting and Debiting Procedure

With respect to any transaction involving any investment held in or to be acquired for the Account you may, in your discretion, cause the Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of any investment from the Account and to be debited on the contractual settlement date for the cost of any investment purchased or acquired for the Account. If a transaction with respect to which a credit or debit has been made fails to settle, you may reverse such credit or debit upon receipt of instructions from the undersigned. Alternatively, while you assume no affirmative duty to act in the absence of such instructions, you may reverse any such credit or debit if a transaction fails to settle within a period of time after the contractual settlement date which you in your sole discretion consider reasonable in the light of market conditions. If any investments delivered pursuant hereto are returned by the recipient thereof, you may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which you do not determine so to credit or debit the Account, the proceeds from the sale or exchange of investments will be credited and the cost of such investments purchased or acquired will be debited to the Account on the date such proceeds or investment are received by you.

    Notwithstanding the preceding paragraph, settlement and payment for any investment received for, and delivery of any investment out of, the Account may be effected in accordance with the customary or established trading or processing practices and procedures for such investment in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering such investment to the purchaser thereof or to a dealer therefor (or to an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such investment from such purchaser or dealer (or agent therefor).

    With respect to all transactions for the Account, including, without limitation, dividend and interest payments and sales and redemptions of any investment, availability of funds credited to the Account will be based on the type of funds used in the trade settlement or payment, including, but not limited to, same-day availability for federal or same-day funds and next-business-day availability for clearing house or next-day funds.

10. Reimbursement

If you choose to credit the Account on the payable date for interest, dividends or redemptions you may reverse such credit and if funds are not available, the undersigned will return to you such amount or property in the ordinary course of transactions for the account of the undersigned. You shall have no duty to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any action beyond your ordinary collection procedures to collect such amounts or property.

11.  Overdrafts

The amount by which any payment made by you on behalf of the undersigned pursuant to this Agreement exceeds the available funds of any currency in the Account shall be deemed a loan from you to the undersigned. Such loan shall be payable on demand and, in your discretion, shall bear interest at the rate customarily charged by you or your subcustodian on similar loans. In no event shall you have any duty to make any payment if such payment will exceed the funds available in the Account. You have the right to refuse trades if sufficient funds are not available in the Account.

12. Security and Set-off

As security for the performance of the undersigned's obligations under this Agreement, the undersigned grants a security interest in and pledges, transfers, and assigns to you all the undersigned's right, title and interest in and to all cash, the Property, investments and other assets held by you or by any of your subsidiaries, affiliates or subcustodians (other than the shares of an investment company to which you or your affiliate is an investment advisor) wherever located and whether or not denominated in the same or different currencies. In the event that a debited deposit is maintained in a currency other than the currency of the undersigned's obligations to you, such debit shall be made in an amount which, when converted to the currency of the undersigned's obligation at your rate for purchasing such currency on the date of such debit, shall yield the amount then due and payable to you hereunder. In addition, and without limiting the foregoing, except as precluded by law, the undersigned agrees that you may set-off any and all of the undersigned's obligations to you against any and all deposits of the undersigned, whether general or special, with you.

13. Instructions of the Undersigned

You are authorized to accept and rely upon all instructions which you believe in good faith are given by or on behalf of the undersigned under the terms of this Agreement.

    Instructions may be written, oral, by telephone, telex, facsimile transmission, bank wire or other electronic communication acceptable to you. You shall incur no liability to the undersigned or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this section unless your reliance is the result of your gross negligence or willful misconduct. You will incur no liability for the failure of any written confirmation to conform to the telephone instructions which you received or your failure to produce such confirmation at any subsequent time. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received.

    The undersigned agrees that if you require test arrangements, authentication methods or other security devices to be used with respect to instructions, the undersigned shall safeguard any testkeys, identification codes or other security devices which you make available and agrees that the undersigned shall be responsible for any loss, liability or damage incurred by you or by the undersigned as a result of your acting in accordance with instructions from any unauthorized person using the proper security device. You may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Account or transactions pursuant to this Agreement.

FOR JOINT ACCOUNTS:

You are directed to follow and rely upon any instructions received from any one of the undersigned. For all purposes of this Agreement, an instruction received from one of the undersigned shall constitute instructions from all of the undersigned. Any one of the undersigned acting alone may withdraw any property in the Account or pledge the same for his or her individual indebtedness to you. If you should receive conflicting instructions as to any matter, you are to notify all of the undersigned and you are directed to take no action with respect to such matter until you receive non-conflicting instructions from all of the undersigned.

In addition:

(i) You may be required by service of legal process to remit funds held in the Account to satisfy judgment entered against, or other debt incurred by any of the undersigned;

(ii) You may honor withdrawal requests from any of the undersigned after the death of any of the other undersigned;

(iii) You may treat the Account as the sole property of any of the undersigned after the death of all of the other undersigned;

(iv) Unless you receive written notice signed by any of the undersigned not to pay or deliver any funds or securities in the Account, you shall not be liable for continuing to honor withdrawal requests from any of the undersigned; and

(v) After receipt of the notice referred to in (iv) you may require the written authorization of any or all of the undersigned for any further payments or deliveries.

FOR CORPORATE ACCOUNTS:

The undersigned has delivered to you a corporate resolution, ss authorized in a certificate of the Secretary or Assistant Secretary, which authorizes one or more officers, employees, or agents of the undersigned to act on behalf of the undersigned under the terms of this Agreement.

FOR PARTNERSHIP ACCOUNTS:

The undersigned has delivered to you a partnership certificate, signed by all of the general partners, authorizing one or more partners, employees, or agents of the undersigned to act on behalf of the undersigned under the terms of this Agreement.

FOR FIDUCIARY ACCOUNTS:

You are directed to follow only those instructions received from (check only one) ________ Any, _________ Majority, or All of the undersigned.

14. Authority of Advisor/broker/agent

You are hereby authorized without further approval from the undersigned to act upon the following instructions, this authorization to continue in full force and effect until you receive written notice from the undersigned of the revocation thereof:

    (A)  INSTRUCTIONS OF THE UNDERSIGNED'S ADVISOR

      Beck, Mack & Oliver
    -------------------------------------------------

    -------------------------------------------------
    (THE "ADVISOR")

(Please check Yes or No for each of the following five items.)

Yes    No
---    --
/x/   / /        To sell, deliver or exchange any securities or other
                 property against receipt by you of such payment set forth in such instructions and to purchase or receive securities and make payment therefor as set forth in such instructions.

/x/ / /          To make free deliveries of securities from the Account.

/x/ / / To issue checks drawn against the Account payable to the Advisor for investment management bills submitted by the Advisor.

/x/ / / To issue checks drawn against the account payable to tax authorities, as directed by the Advisor.

/x/ / / To issue checks or remit funds by wire transfer drawn against the Account, payable to any payee, as directed by the Advisor.

    (B) INSTRUCTIONS OF THE UNDERSIGNED'S BROKER


     ---------------------------------------------------------------

     ---------------------------------------------------------------

(the "Broker"), in the form of broker confirmations or I.D. confirmations received through the Depository Trust Company Institutional Delivery System, covering purchases and sales of securities made for the undersigned's account by the Broker. All receipts and deliveries of securities are to be effected against payment of the Broker's figures, accepting those figures as correct. You will not be liable or responsible in any way for determining whether any confirmation received by you from the Broker represents a duplication by that Broker.

    (C) INSTRUCTIONS OF THE UNDERSIGNED'S AGENT(S) TO GIVE PAYMENT ORDERS

1.       Beck, Mack & Oliver LLC
    -------------------------------------------------------
    PRINT NAME

            on file
    -------------------------------------------------------
    SIGNATURE

            212-661-2640
    --------------------------------------------------------
    TELEPHONE NUMBER

2.
    --------------------------------------------------------
    PRINT NAME


    --------------------------------------------------------
    SIGNATURE


    --------------------------------------------------------
    TELEPHONE NUMBER


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

3.
    --------------------------------------------------------
    PRINT NAME


    --------------------------------------------------------
    SIGNATURE


    --------------------------------------------------------
    TELEPHONE NUMBER


4.
    --------------------------------------------------------
    PRINT NAME


    --------------------------------------------------------
    SIGNATURE


    --------------------------------------------------------
    TELEPHONE NUMBER


Cross out any unused spaces above.

The above are hereby appointed by the undersigned as agent(s) to give Payment Orders.

15. (A)  Principal

The proceeds of sales and redemptions and other receipts of monies, other than income, collected in accordance with the instructions of the undersigned are to be credited to the principal division of the Account. The cost and expenses of purchases are to be charged to the principal division, except that accrued interest is to be charged to the income division.

    With respect to any balances remaining in the principal division, you are instructed to:
 (Please check one.)

/x/ Sweep principal balances daily to/from:
    (Select one vehicle.)

    _______ Chase Cash Investment Account (a Chase Manhattan Bank interest-bearing money market account)

    _______      Chase Vista Money Market Funds

                 Chase Vista Treasury Plus MMFD
                 ---------------------------------------------------
                               (FUND NAME)

/ / Retain in Account pending the undersigned's instructions.

    (B)  Income

With respect to all interest, dividend, and other income credited to the Account, you are instructed to:

/x/ Sweep income balances daily to/from:
    (Select one vehicle.)

    _______ Chase Cash Investment Account (a Chase Manhattan Bank interest-bearing money market account)

    _______      Chase Vista Money Market Funds


                 Chase Vista Treasury Plus MMFD
                 ---------------------------------------------------
                               (FUND NAME)

AND/OR

/ / Credit checking account (___ Monthly or ___ Quarterly) of ________

    A/C#
         -------------------------------------------------------------

AND/OR

/ / Other (Please specify.)

    Daily advices to BMO
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

OR

/ / Retain in Account pending the undersigned's instructions. By selecting one of the Chase Vista Funds, the undersigned understands and acknowledges that:

1. An investment in the Funds is not a bank deposit or an obligation of, or guaranteed by, any bank, including The Chase Manhattan Bank or its affiliated banks, and is not insured or guaranteed by any federal agency including the FDIC. An investment in the Funds involves certain risks including possible loss of principal.

2. The undersigned has been provided with and advised to read carefully, the Funds prospectus which contains information on the Funds fees and expenses.

3. You and your affiliates are compensated for various services provided to the Funds including investment advisory and shareholder services as more fully disclosed in the Funds prospectus.

16. Special Instructions

    Certain records maintained by you pursuant to this Agreement may be relied upon by the undersigned to satisfy a portion of the undersigned requirements under the Investment Company Act of 1940 (as amended "The 1940 Act"). The undersigned or the undersigned's authorized representatives, shall have access to such books and records during your normal business hours. You shall preserve these records for seven (7) years. Subject to restrictions under applicable law, you shall also permit the undersigned's independent public accountants reasonable access to such records as may be required in connection with the examination of the undersigned's books and records.

17. Optional Tax Service

/ / Tax Summary Letter. You are to prepare an annual summary statement which details, for income tax purposes, gross income (by class), expenses and capital transactions in the Account.

/ / Individual Income Tax Return. You are to prepare federal, state and local income tax returns.

/ / Fiduciary Income Tax Returns. You are to prepare a fiduciary return and provide the beneficiary a summary statement which details net figures to be reported by the beneficiary for income tax purposes.

In the event none of the above options are selected by the undersigned, the undersigned will be deemed to have elected not to utilize this service. The undersigned understands that a separate fee will be charged, based on the amount of work involved, for the tax service requested.

18. Shareholder Disclosure

The undersigned has indicated below whether you are authorized to release the undersigned's name, address and share positions to requesting companies whose stock is owned by the undersigned, which companies may be required or choose to disclose such information to others.

Yes   No
---   ---
/ /   / /  You are authorized to release the name, address, and share positions of the undersigned.

The Chase Manhattan Bank shall disclose such information unless expressly forbidden by the undersigned.

19. Statement of Account

A statement of all transactions in the Account, with a list of the securities held in the Account, including current market value, if available to you, shall be rendered monthly. In the absence of the filing in writing with you by the undersigned of exceptions or objections to any such statement within sixty (60) days of issuance date, the undersigned shall be deemed to have approved such statement, and you shall be released, relieved and discharged with respect to all items set forth therein. Market values are obtained from sources that you believe to be reliable, however, you cannot guarantee their accuracy.

20. (A)  Custodian Responsibility

You are authorized to take actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to the undersigned and, in accordance with such practices, you may retain agents, including subsidiaries or affiliates of yours, to perform certain of such functions, notwithstanding that such retention may result in a gain or profit to you or to any of your subsidiaries or affiliates. All collection and receipt of funds or investments and all payment and delivery of funds or investments under this Agreement shall be made by you as the agent of the undersigned, for the account of, and at the risk of, the undersigned.

    You will be responsible for only those duties stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and, without limiting the foregoing, you shall have no duty or responsibility:

(a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, any investment relating to the Account;

(b) with regard to any investment in the Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;

(c) for any act or omission, or for the solvency or notice to the undersigned of the solvency, of any affiliated or unaffiliated subcustodian, securities depository broker or agent selected by you (in the absence of negligence or willful misconduct by you in such selection) or by the undersigned or any other person to effect any transaction for the Account;

(d) to evaluate, or report to the undersigned regarding, the financial condition of any party to which you deliver investments or payment pursuant to this Agreement; or

(e) for any loss occasioned by delay in the actual receipt of notice by you or any payment, redemption or other transaction in respect to which you are authorized to take some action pursuant to this Agreement.

(f) for fiduciary accounts, if the undersigned is a trust and you are provided with a copy of its trust instrument, the undersigned understands and agrees that your review of such document is solely for the purpose of identifying the Trustees, and that you assume no responsibility whatsoever for the proper administration of the trust.

    (B)  Liability and Indemnification

You shall not be liable to any of the undersigned for any loss suffered by the undersigned (including reasonable attorney's fees) in connection with, arising out of, or in any way related to the transactions contemplated under this Agreement, unless such loss is caused by your negligence or willful misconduct. You may at your option insure yourself against loss or liability from any cause but shall be under no obligation to insure for the benefit of the undersigned. You shall have no liability with respect to, and the undersigned hereby waives, releases and agrees not to sue upon any claims for any special, speculative, indirect or consequential losses or damages suffered by the undersigned in connection with the transactions contemplated and the relationship established by this Agreement, even if you are advised as to the possibility thereof. You shall have no liability for any statement memo entries regarding assets not held or controlled by you. Without limiting the generality of the foregoing, the undersigned agrees that you shall not be responsible for the actions or omissions of any SDS utilized by you. In the event of any litigation arising out of the undersigned's authorization to honor and execute Payment Orders, the undersigned hereby waives the right to impose any setoff or counterclaim of any nature or description. All payments for which you may be liable in connection with this Agreement shall be based upon the market value of the securities at the date of discovery of the loss. The undersigned agrees to indemnify and hold you harmless from loss or liability (including reasonable attorney's fees) arising out of or in any way related to the terms of this Agreement, unless caused by your negligence or willful misconduct.

21. Brokerage Transactions

You shall not be liable or accountable for any act or omission of brokers or dealers in connection with this Agreement. In carrying out your duties herein, including but not limited to your execution of any trades the undersigned has directed, you may use such methods or agencies as you determine in your sole discretion, including your facilities or the facilities of an affiliate of yours. With respect to any direction to receive securities in transactions not placed through you, you shall have no duty or responsibility to advise the undersigned of non-receipt of, or to take any steps to obtain delivery of securities from any brokers or dealers, either against payment or free of payment. In connection with the purchase or sale of securities on behalf of the undersigned, you may combine the undersigned's order with the orders of other clients for execution (including orders placed for your own account or placed for persons connected with you). The undersigned acknowledges that combining the undersigned's order with the orders of other clients may result in a more favorable or less favorable price being obtained for the undersigned than would have been achieved had the undersigned's order been executed separately, and agrees that you shall not be liable to the undersigned for any less favorable price obtained due to combining the undersigned's order with other orders. All dealer concessions made to you will be retained by you.

22. Fees and Expenses

You are authorized to charge the Account for all fees and expenses incurred in connection with the Account and for custodian fees based on the custodian fee schedule in effect from time to time. You will notify the undersigned of any change in fees as may be required by applicable law. Without limitation, the undersigned authorizes you to redeem any shares of money market mutual funds in the Account necessary to cover any such fees and expenses.

23. Notices

All communications which are to be furnished to the undersigned shall be sent by mail to the address(es) listed on the signature lines hereto and to the additional mailing address(es) following the signature lines, if any, provided that in the event that you determine that an emergency exists, you may use such other means of communication as you deem advisable.

24. (A)   Governing Law

This Agreement shall be governed by the laws of the State of New York.

    (B)  Separability

Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (C)  Multiple Accounts

From time to time you may be instructed to open and maintain more than one Custody Account for the undersigned. Unless the undersigned and you otherwise agree, this Agreement will govern all such accounts.

25. Tax Certifications

Please check either item "A" if the undersigned is a United States resident, entity or citizen, or item "B" if the undersigned is a nonresident alien or foreign entity.

/ / (A)  United States Residents/entities/citizens:

      13-3609424
    ---------------------------------------------
    TAXPAYER IDENTIFICATION NUMBER


    Under penalties of perjury, the undersigned certifies as indicated below that:

    --   Undersigned is a citizen or resident of the United States,

    AND

    -- The number shown on this Agreement is the undersigned's correct taxpayer identification number (or undersigned has applied for and is waiting for a number to be issued),

    AND

    --   Undersigned is not subject to backup withholding because:

         (a) undersigned is exempt from backup withholding,

         (b) undersigned has not been notified by the Internal Revenue Service ("IRS") that undersigned is subject to backup with-holding as a result of a failure to report all interest or dividends, or

         (c) the IRS has notified the undersigned that undersigned is no longer subject to backup withholding.

/ / (B)  Nonresident Aliens/foreign Entities:

    Under penalties of perjury, the undersigned certifies as indicated below that:

    -- For INTEREST PAYMENTS, undersigned is not a U.S. citizen, entity, or resident (or is filing for a foreign estate and trust),

AND

    -- For PURCHASES AND SALES OF SECURITIES, undersigned is an exempt foreign person as described on Form W-8.

If any of the undersigned is a non-resident alien, with respect to the Account, two duly completed and executed copies of the following appropriate United States Internal Revenue Service forms have been delivered to you: Form 1001, Form 4224 or Form W-8 (as applicable) certifying the undersigned's status as a foreign person, and that, if relevant, the undersigned is entitled to receive United States source payments under or in connection with the Account without deduction of withholding or at a reduced rate of withholding for United States federal income taxes. The undersigned further agrees to provide updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by the undersigned.

    The undersigned further agrees to pay, indemnify, and hold you harmless from and against any and all liabilities for taxes that you fail to withhold or pay with respect to the Account, and to the extent that any failure or delay by you to pay, withhold or report tax or income is a result of the undersigned's failure to comply with the terms of this Paragraph 25, any and all liabilities for penalties, interest or additions to tax with respect to, or resulting from, any delay or failure by you (i) to pay, withhold or report any federal, state or foreign taxes imposed on, or in respect of, the Property held in the Account, or (ii) to report interest, dividend or other income paid or credited to, or transactions in, the Account. You will have no liability to apply the appropriate reduced tax rate to the Account unless the undersigned supplies you with the above-referenced Form 1001.

26. Entire Agreement/modifications

This Agreement represents the entire agreement between you and the undersigned and supersedes all prior agreements, representations, and understandings that may currently exist. This Agreement may be amended only by a written instrument executed by you and the undersigned.

27. Termination

Any party may terminate this Agreement at any time by written notice to each other party. The undersigned's obligations and your rights specified herein shall survive the termination of this Agreement.

   (Refer to pages 13 through 14 for Signatures for Acceptance of this Agreement.)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

    The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

  THE UNDERSIGNED agrees to notify you promptly in writing if different telephone numbers are to be used.


FOR INDIVIDUAL ACCOUNTS AND                FOR JOINT ACCOUNTS
JOINT ACCOUNTS (FIRST SIGNATURE):          (SECOND SIGNATURE):



-----------------------------------        -----------------------------
SIGNATURE                                  SIGNATURE



-----------------------------------        -----------------------------
NAME                                       NAME


-----------------------------------        -----------------------------
CITIZEN/RESIDENT OF                        CITIZEN/RESIDENT OF



-----------------------------------        -----------------------------
PERMANENT ADDRESS (STREET/APT. NO.)        PERMANENT ADDRESS (STREET/APT. NO.)


-----------------------------------        -----------------------------
CITY, STATE, POSTAL CODE                   CITY, STATE, POSTAL CODE



-----------------------------------        -----------------------------
TELEPHONE NUMBER(S)                        TELEPHONE NUMBER(S)


Mail indicated statements                  Mail indicated statements and
and advices (to one or more                advices (to one or more
recipients), proxies and                   recipients) to above address.
1099 forms (to one recipient
each) to above address.                    / / Monthly Statement
                                           / / Principal Notices
/ /  Monthly Statement
/ /  Principal Notices
/ /  Proxies
/ /  1099 Form

FOR CORPORATION ACCOUNTS:                 FOR PARTNERSHIP ACCOUNTS:

                                          BMO Partners Fund, LP
-----------------------------             ---------------------------
CORPORATE NAME                            PARTNERSHIP NAME


BY:__________________________             BY: /s/ John C. Beck
   TITLE                                  ___________________________
                                          GENERAL PARTNER


BY:__________________________             BY: /s/ Dan I. Abrams
   TITLE                                 ___________________________
                                          GENERAL PARTNER


                                          BY: _________________________
                                          GENERAL PARTNER

                                          330 Madison Avenue
-------------------------                 -----------------------------
ADDRESS                                   ADDRESS


                                          New York, NY 10017
_________________________                 _____________________________
CITY, STATE, POSTAL CODE                  CITY, STATE, POSTAL CODE


                                          212-661-2640
-------------------------                 ------------------------------
TELEPHONE NUMBER(S)                       TELEPHONE NUMBER(S)

Mail indicated statements                 Mail indicated statements and
and advices (to one or more               advices (to one or more
recipients), proxies and                  recipients) proxies and 1099
1099 forms (to one recipient              forms to (to one recipient
each) to above address.                   each) to above address.
Additional address(es) (if                Additional address(es) (if
any) is (are) attached.                   any) is (are) attached.

/ /  Monthly Statement                    /x/ Monthly Statement
/ /  Principal Notices                    /x/ Principal Notices
/ /  Proxies                              /x/ Proxies
/ /  1099 Form                            /x/ 1099 Form

    THE UNDERSIGNED agrees to notify you promptly in writing if different telephone numbers are to be used.

FOR FIDUCIARY ACCOUNTS:


________________________________    _________________________________________
NAME OF ACCOUNT                     SIGNATURE OF ADDITIONAL FIDUCIARY, IF ANY


________________________________    _________________________________________
                                    NAME OF ADDITIONAL FIDUCIARY, IF ANY


________________________________    _________________________________________
SIGNATURE OF PRINCIPAL FIDUCIARY    PERMANENT ADDRESS (STREET/APT. NO.)



________________________________    _________________________________________
NAME OF PRINCIPAL FIDUCIARY         CITY, STATE, POSTAL CODE


________________________________    _________________________________________
PERMANENT ADDRESS (STREET/APT NO.)  TELEPHONE NUMBER(S)


________________________________    Mail indicated statements
CITY, STATE, POSTAL CODE            and advices (to one or more
                                    recipients) to above address

________________________________    / / Monthly Statement
TELEPHONE NUMBER(S)                 / / Principal Notices

Mail indicated statements
and advices (to one or more         ______________________________________
recipients), proxies and            SIGNATURE OF ADDITIONAL FIDUCIARY, IF ANY
1099 forms (to one
recipient each) to above
address.                            ______________________________________
                                    NAME OF ADDITIONAL FIDUCIARY, IF ANY
/ / Monthly Statement
/ / Principal Notices
/ / Proxies                         ______________________________________
/ / 1099 Form                       PERMANENT ADDRESS (STREET/APT. NO.)


                                    ______________________________________
                                    CITY, STATE, POSTAL CODE


                                    ______________________________________
                                    TELEPHONE NUMBER(S)


                                    Mail indicated statements
                                    and advices (to one or more
                                    recipients) to above
                                    address.

                                    / / Monthly Statement
                                    / / Principal Notices

ACCEPTED AND AGREED TO BY THE CHASE MANHATTAN BANK

AUTHORIZED OFFICER


    /s/ Carole E. Anderson             4/13/00
    ------------------------------------------------------
    SIGNATURE

        Carole E. Anderson
    ------------------------------------------------------
    NAME/TITLE  Assistant Secretary, Custody Services